EXHIBIT 5

                          ARNALL GOLDEN & GREGORY
                            55 Park Place, N.W.
                                 Suite 400
                        Atlanta, Georgia 30303-2598


                             February 18, 1994

ROLLINS, INC.
2170 Piedmont Road, N.E.
Atlanta,  Georgia  30324

     Re:  Form S-8 Registration Statement

Gentlemen:

     We have acted as counsel to Rollins, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offer by the Company of up to 1,200,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), pursuant to the Company's 1994 Employee Stock Incentive Plan ("Plan").

     In acting as counsel to the Company, we have examined and relied upon such corporate records, documents, certificates and other instruments and examined such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we assume that the purchase price per Share will, in all cases, equal or exceed the par value of a Share. Based upon and subject to the foregoing, we advise you that in our opinion the Shares to be sold pursuant to and in accordance with the Plan have been duly and validly authorized and will, upon receipt in full of the purchase price provided in the Plan and upon issuance pursuant to a current prospectus in conformity with the Act, be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel" contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                   Very truly yours,

                                   ARNALL GOLDEN & GREGORY

                                   ARNALL GOLDEN & GREGORY